Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement Nos. 333-171385 and 333-215015 on Form S-8 of our report dated April 3, 2019, with respect to the combined financial statements of Erwin Hymer Group SE included in the amendment to the Current Report on Form 8-K of Thor Industries, Inc. filed April 18, 2019.

/s/ Manfred Bürkle Wirtschaftsprüfer (German Public Auditor) Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft Ravensburg, Germany April 18, 2019	/s/ Gerald Pentz Wirtschaftsprüfer (German Public Auditor)